UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) March 17, 2014

TILLY’S, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-35535	45-2164791
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10 Whatney

Irvine, California 92618

(Address of Principal Executive Offices) (Zip Code)

(949) 609-5599

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 17, 2014, World of Jeans & Tops, a California corporation and a wholly owned subsidiary of Tilly’s, Inc., a Delaware corporation, entered into an amendment (the “Amendment”) to the amended and restated credit agreement (the “Agreement”), dated as of May 3, 2012, with Wells Fargo Bank, National Association. Among other things, the Amendment extends the maturity date of the Agreement from May 3, 2014 to May 31, 2017, reduces the borrowing rate that is tied to the London Interbank Offered Rate (“LIBOR”) from LIBOR plus 1.75% to LIBOR plus 1.0% and eliminates a fee of 0.10% on the average daily unused amount on the line of credit. The Amendment also eliminates certain financial covenants related to current liabilities, funded debt and net profits, and adds certain new covenants relating to total net losses and maximum balance sheet leverage.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On March 19, 2014, Tilly’s, Inc. (the “Company”) issued an earnings press release for the fourth quarter and fiscal year ended February 1, 2014. The press release is furnished as Exhibit 99.1 and is incorporated herein by reference. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit Title or Description

10.1	Amendment No. 1 to Amended and Restated Credit Agreement and Note, dated as of March 17, 2014, by and between World of Jeans & Tops, a California corporation, and Wells Fargo, National Association.

99.1	Press Release of Tilly’s, Inc. dated March 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILLY’S, INC.

Date: March 19, 2014	By:	/s/ Christopher M. Lal
	Name:	Christopher M. Lal
	Title:	Vice President, General Counsel and Secretary